UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2021

WAVE LIFE SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Singapore	001-37627	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Straits View #12-00, Marina One
East Tower
Singapore	018936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6236 3388

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
$0 Par Value Ordinary Shares	WVE	The Nasdaq Global Market

Item 1.01	Entry Into a Material Definitive Agreement.

Amendment to Collaboration and License Agreement with Takeda

On October 15, 2021, Wave Life Sciences USA, Inc. and Wave Life Sciences UK Limited, each direct, wholly owned subsidiaries of Wave Life Sciences Ltd. (collectively, “Wave” or the “Company”) and Takeda Pharmaceutical Company Limited (“Takeda”) entered into the Second Amendment (the “Amendment”) to the Collaboration and License Agreement dated February 19, 2018 (the “Collaboration Agreement”), which amended the Category 2 component of the two-part collaboration. As previously disclosed, under Category 2 of the Collaboration Agreement, Wave had granted Takeda the right to exclusively license multiple preclinical programs for central nervous system (CNS) disorders during a four-year research term. Pursuant to the terms of the Amendment, effective as of October 15, 2021, Wave and Takeda discontinued the Category 2 component of the Collaboration Agreement and Takeda will pay Wave an additional $22.5 million for collaboration-related research and preclinical expenses. As a result of the Amendment, Wave is free to advance its CNS programs independently or enter partnerships in the CNS field outside of the three specified targets (listed below) that are part of the ongoing late-stage Category 1 component of the collaboration between the companies.

The Category 1 component of the original Collaboration Agreement remains in effect and is unchanged by the Amendment. The Category 1 component pertains to Takeda’s option to co-develop and co-commercialize Wave’s investigational CNS therapies for three targets: C9orf72, HTT and ATXN3, including WVE-004 and WVE-003. WVE-004 and WVE-003 are currently being investigated in the ongoing Phase 1b/2a FOCUS-C9 clinical trial for the treatment of amyotrophic lateral sclerosis and frontotemporal dementia, and the ongoing Phase 1b/2a SELECT-HD clinical trial for the treatment of Huntington’s disease, respectively. Should Takeda opt in on any of these programs, Wave would receive an opt-in payment and would lead manufacturing and joint clinical co-development activities. Takeda would lead joint co-commercial activities in the United States and all commercial activities outside of the United States. Global costs and potential profits would be shared 50:50 and Wave would be eligible to receive development and commercial milestone payments.

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, which the Company intends to file, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the fourth quarter and fiscal year ended December 31, 2021.

Item 7.01	Regulation FD Disclosure.

On October 18, 2021, the Company issued a press release announcing the Amendment. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 7.01 is furnished and not filed:

Exhibit No.	Document

99.1	Press Release issued by Wave Life Sciences Ltd. dated October 18, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE LIFE SCIENCES LTD.

By:	/s/ Paul B. Bolno, M.D.
Paul B. Bolno, M.D.
President and Chief Executive Officer

Date:    October 18, 2021